UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2025

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2025, Cadrenal Therapeutics, Inc. (the “Company”) entered into a Collaboration Agreement (the “Collaboration Agreement”) with Abbott Global Enterprises Limited (“Abbott”) to collaborate on the Phase 3 randomized, warfarin-controlled, multicenter study with an open-label extension being sponsored by the Company, named “TECarfarin Anticoagulation and Hemocompatibility with Left Ventricular Assist Devices” (the “Study”), to evaluate the efficacy and safety of tecarfarin in patients with a left-ventricular assist device (“the “Study Device”).

Pursuant to the Collaboration Agreement, Abbott will share with the Company data collected by it on the LVAD population via its MOMENTUM 3 and ARIES HM3 US IDE trials and further grant the Company a non-exclusive, limited, non-transferable, non-sublicensable license to use the data for the purposes of the Company’s Study, including support for protocol development, as well as regulatory submissions related to the Study. The Company shall be the regulatory sponsor of the Study and shall have the obligations of the sponsor pursuant to applicable laws, including, without limitation, monitoring of the Study and interacting with regulatory authorities with respect to the Study. The Company is pursuing business development strategies, including licenses and funding partnerships, to support funding the Phase 3 study.

The Collaboration Agreement further provides that the Company and Abbott will collaborate in the following areas: (1) Biostatistics including Statistical Analysis Plan development, (2) Site and investigator selection, (3) Site qualification/feasibility, (4) Patient identification and recruitment, and (5) Medical science liaison support.

The Collaboration Agreement provides that the Company will own the Study data and grant Abbott a non-exclusive, royalty-free license to use the Study data for research and development purposes relating to Abbott’s products. The Collaboration Agreement further provides that intellectual property unrelated to the Study Device that is conceived, first reduced to practice or created solely by the Company in connection with the Study pursuant to the Collaboration Agreement, will be the sole property of the Company and intellectual property unrelated to tecarfarin that is conceived, first reduced to practice or created solely by Abbott in connection with the Study pursuant to the Collaboration Agreement, will be the sole property of the Abbott. The Collaboration Agreement also provides that intellectual property conceived, first reduced to practice or created by either Abbott or the Company as a result of or in connection with the Study under the Collaboration Agreement, and that (i) uses, incorporates, or directly relates to tecarfarin, and (ii) does not use, incorporate, or directly relate to the Study Device will be the sole property of the Company. Any intellectual property conceived, first reduced to practice or created by either Abbott or the Company in connection with the Study pursuant to the Collaboration Agreement, and that uses, incorporates, or otherwise directly relates to the Study Device and does not use, incorporate, or directly relate to tecarfarin will be the sole property of Abbott. The Collaboration Agreement further provides that the data from the Study may not be used by Abbott to develop or commercialize any other anticoagulant except when working on the Study Device.

Either party may terminate the Collaboration Agreement without cause upon sixty days written notice to the other party and immediately upon a material breach by the other party of any provision of the Collaboration Agreement.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On March 4, 2025, the Company issued a press release announcing the entry into the Collaboration Agreement above. The press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Collaboration Agreement between Abbott Global Enterprises Limited and Cadrenal Therapeutics, Inc.
99.1	Press Release, issued by Cadrenal Therapeutics, Inc. on March 4, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2025	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang Pham
	Name:	Quang Pham
	Title:	Chairman and Chief Executive Officer

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